UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kaiser Federal Financial Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-1500698
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1359 North Grand Avenue, Covina, California	91724
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.:
If this form relates to the
registration of a class of securities
Pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. 9

Securities Act registration statement file number to which this form relates: 333-167179

Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, par value $0.01	The NASDAQ Stock Market, LLC
(Title of Class)	(Name of Each Exchange on Which
Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Dividend Policy,” “The Conversion and Offering,” “Restrictions on Acquisition of Kaiser Federal Financial Group, Inc.” and “Description of Capital Stock of Kaiser Federal Financial Group, Inc. Following the Conversion” in the Registrant’s Registration Statement on Form S-1 (File No. 333-167179), as initially filed May 28, 2010, and as amended on August 25, 2010 and September 23, 2010, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws, reference is made to “Restrictions on Acquisition of Kaiser Federal Financial Group, Inc.” and “Description of Capital Stock of Kaiser Federal Financial Group, Inc. Following the Conversion” in the Registrant’s Registration Statement on Form S-1 (File No. 333-167179), as initially filed May 28, 2010, and as amended on August 25, 2010 and September 23, 2010, which is incorporated herein by reference.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-167179), as initially filed May 28, 2010, and as amended on August 25, 2010 and September 23, 2010, which is incorporated herein by reference.
2.
Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-167179), as initially filed May 28, 2010, and as amended on August 25, 2010 and September 23, 2010, which is incorporated herein by reference.

3.
Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-167179), as initially filed May 28, 2010, and as amended on August 25, 2010 and September 23, 2010, which is incorporated herein by reference

4.
Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-167179), as initially filed May 28, 2010, and as amended on August 25, 2010 and September 23, 2010, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KAISER FEDERAL FINANCIAL GROUP, INC.

Date: 11/19/2010	By: /s/ Kay M. Hoveland
Kay M. Hoveland
President and Chief Executive Officer